SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Universal Security Instruments, Inc.
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Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

Notice of Annual Meeting of Shareholders

to be held October 11, 2012

To the Shareholders of Universal Security Instruments, Inc.:

The Annual Meeting of Shareholders of Universal Security Instruments, Inc., a Maryland corporation (the “Company”) will be held at the Hilton Pikesville, 1726 Reisterstown Road, Pikesville, Maryland, on Thursday, October 11, 2012 at 8:30 a.m., local time, for the following purposes:

1.	To elect one (1) director (Ronald A. Seff, M.D.) for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2015 and until his successor is duly elected and qualified.

2.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee of an outside auditing firm for the fiscal year ending March 31, 2013.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed August 13, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on October 11, 2012

Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information shareholders need, while lowering delivery and printing expenses. On or about August 17, 2012, we mailed to our shareholders a notice containing instructions on how our shareholders may access online our 2012 Proxy Statement and 2012 Annual Report to Shareholders. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company. These materials are available on the following website: http://www.usiannualmeeting.com.

We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Shareholders, in person.

By Order of the Board of Directors

James B. Huff
Secretary

Owings Mills, Maryland

August 17, 2012

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE A PROXY CARD, WHICH IS AVAILABLE TO YOU ONLINE, OR UPON REQUEST, AND RETURN IT PROMPTLY TO US. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

Universal Security Instruments, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

(410) 363-3000

Proxy Statement

The accompanying proxy is solicited by the Board of Directors of Universal Security Instruments, Inc., a Maryland corporation (the “Company”), in connection with the Annual Meeting of Shareholders to be held on October 11, 2012, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The Board of Directors has fixed the close of business on August 13, 2012 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding 2,312,759 shares of the Company’s Common Stock par value $.01 per share (the “Shares”).

Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. On or about August 17, 2012, we mailed to our shareholders a notice (the “E-Proxy Notice”) containing instructions on how to access online our 2012 Proxy Statement, and Annual Report to Shareholders. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Our Annual Report to Shareholders does not constitute a part of the proxy solicitation material, but provides you with additional information about the Company.

Each record holder of Shares on the Record Date is entitled to one vote for each Share held on all matters to come before the meeting, including the election of directors. Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Shareholders may vote by completing a proxy card and mailing it to us at our address above. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. A proxy may be revoked at any time before its exercise by the filing of a written revocation with James B. Huff, Corporate Secretary of the Company, by timely providing a later-dated proxy, or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

A quorum for the Annual Meeting consists of a majority of the issued and outstanding Shares present in person or by proxy and entitled to vote. Under Maryland law, unless a corporation’s charter or bylaws provide otherwise, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present, and for all other matters (except for certain extraordinary matters for which Maryland law requires a higher proportion) a majority of the all of the votes cast at a meeting at which a quorum is present is sufficient for approval. The Company’s Bylaws provide that the affirmative vote of the holders of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors or for the taking or authorization of any action by the shareholders.

Beneficial Ownership

The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the Shares outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
FMR Corp. 82 Devonshire Street Boston, MA 02109	241,255	10.32%

North Star Investment Management Corp. 20 North Wacker Drive Chicago, IL 60606	185,698	7.94%

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Election of Directors

The Board of Directors currently consists of four directors. The Company’s directors are divided into three classes and are elected for terms of three years each and until their successors are elected and qualify. A majority of the all of the votes cast at a meeting at which a quorum is present is necessary for the election of directors. Withholding of votes will have the effect of a vote against, and abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

Unless contrary instruction is given, the person(s) named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the Shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that the nominee will be unavailable to serve.

The following table sets forth, for the nominees and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company, the expiration of his current term, and whether such individual has been determined by the Board to be “independent” as defined in Section 803.A. of the NYSE Amex Company Guide. There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

Name	Age	Director Since	Current Term to Expire	Independent
Cary Luskin	55	2002	2013	Yes
Ira F. Bormel	51	2008	2013	Yes
Harvey B. Grossblatt	66	1996	2014	No
Ronald A. Seff, M.D.	64	2002	2012	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Harvey B. Grossblatt was Chief Financial Officer of the Company from 1983 until August 2004, Secretary and Treasurer of the Company from 1988 until August 2004, Chief Operating Officer of the Company from April 2003 through August 2004, and Chief Executive Officer since August 2004.

Mr. Grossblatt is well qualified to serve as a member of the Company’s Board due to his more than a quarter century experience as a member of the Company’s senior management and detailed knowledge of the Company’s operations and home safety products industry.

Ronald A. Seff, M.D. has been in the private practice of ophthalmology since 1977. From 1977 until 1998, Dr. Seff practiced with, and was a senior executive of, a large medical practice with four offices in Maryland.

Dr. Seff is well qualified to serve as a member of the Company’s Board due to his extensive practical business experience gained as a senior executive of a large medical practice in which Dr. Seff had responsibility for a wide range of business functions.  Dr. Seff has served on the Audit and Compensation Committees of the Company for eight years and has a broad understanding of the Company and its management and operations.

Cary Luskin has been in the retail electronic business since 1978. Since 1998, Mr. Luskin has been President of The Big Screen Store, Inc., a chain of large-screen television retail stores.

Mr. Luskin is well qualified to serve as a member of the Company’s Board due to his extensive experience in the retail electronics business and senior executive of a public company.

Ira F. Bormel was appointed by the Board on July 24, 2008. Since 1999, Mr. Bormel has served as chief financial officer of Berman Enterprises LLC and related companies, a Maryland based owner, developer and manager of office and retail commercial properties. Mr. Bormel is also a former chief financial officer of the Company.

Mr. Bormel is well qualified to serve as a member of the Company’s Board due to his experience as chief financial officer of a multi-million dollar business and his familiarity with the Company’s business and industry.

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Corporate Governance

Board of Directors. During the fiscal year ended March 31, 2012, the Board met four times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during the year and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Shareholders, and all incumbent directors, other than Mr. Luskin, attended the 2011Annual Meeting of Shareholders.

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Committee’s responsibilities include, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent auditors, who report directly to the Audit Committee. The members of the Audit Committee during the fiscal year ended March 31, 2012 were Mr. Bormel (Chairman), Dr. Seff and Mr. Luskin. None of the Audit Committee members is an employee of the Company and each is independent under existing NYSE Amex and SEC requirements. The Board has examined the SEC’s definition of “audit committee financial expert” and determined that Mr. Bormel satisfies this definition. Accordingly, Mr. Bormel has been designated by the Board as the Company’s audit committee financial expert. During the fiscal year ended March 31, 2012, the Audit Committee met four times. The Board has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A.

Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during the 2012 fiscal year in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board will consider the prospect’s relevant financial and business experience, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by shareholders as those recommended by the full Board. Nominations for director may be made by shareholders, provided such nominations comply with certain timing and informational requirements set forth in the Company’s Bylaws. See “Other Matters” elsewhere in this Proxy Statement.

Compensation Committee. The Board’s Compensation Committee consists of Mr. Luskin (Chairman), Dr. Seff and Mr. Bormel, none of whom is an employee of the Company and each of whom is independent under existing NYSE Amex and SEC requirements. The Compensation Committee is charged with reviewing and determining the compensation of the Chief Executive Officer and the other executive officers of the Company. The Board has not adopted a charter with respect to the Compensation Committee. The Compensation Committee met one time during the fiscal year ended March 31, 2012.

Director Compensation

During the Company’s fiscal year ended March 31, 2012, Mr. Grossblatt, the Company’s president and chief executive officer, received no additional compensation for serving as a director. For the Company’s fiscal year ended March 31, 2012, each outside director was entitled to a $10,000 annual fee for annual service as a director. Directors’ compensation is payable in cash or Shares (computed at the closing price as reported by the NYSE Amex on the date of the payment).

The following table summarizes the compensation paid to directors for the fiscal year ended March 31, 2012:

Name (a)	Fees Earned or Paid in Cash (b)	Option Awards(1) (d)	Total (h)
Cary Luskin	$10,000	$8,786	$18,786
Ronald A. Seff, M.D.	$10,000	$8,786	$18,786
Ira F. Bormel	$10,000	$8,786	$18,786

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(1)	The value of option awards is the grant date fair value computed in accordance with FASB ASC Topic 718. The aggregate number of options awarded to outside directors which were outstanding as of March 31 2012 are as follows: Mr. Luskin – 5,000 shares; Dr. Seff - 5,000 shares; and Mr. Bormel - 5,000 shares. No stock awards were granted in fiscal 2012 to outside directors or are outstanding.

Transactions with Management

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company reviews all transactions with related persons that are required to be disclosed under applicable regulation. During the fiscal year ended March 31, 2012 there were no transactions with related persons which are required to be disclosed.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Company will furnish, without charge, a copy of its Code of Business Conduct and Ethics to each shareholder who forwards a written request to the Secretary, Universal Security Instruments, Inc., 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117.

Communications with the Board

Any shareholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary will (subject to any applicable regulatory requirements) use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, the Company’s Bylaws provide that the Chairman of the Board, if one is elected by the Board, serves as Chief Executive Officer, and if a Chairman is not so elected, the President of the Company serves as Chief Executive Officer. Currently, the Board has not elected a Chairman and, accordingly, the Company’s President is Chief Executive Officer and is also a member of the Board. All other members of the Board are independent. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the strong emphasis on Board independence provides effective independent oversight of management.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, management discusses with the Board members strategy and the risks facing the Company. The independent members of the Board provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, meetings of independent directors in executive session.

Information Regarding Share Ownership of Management

The following table sets forth information with respect to the beneficial ownership of the Shares as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of Shares that may be acquired within sixty days of the Record Date. Unless otherwise indicated in the footnotes to this table, beneficial ownership of Shares represents sole voting and investment power with respect to those Shares.

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Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Harvey B. Grossblatt	110,402	4.72%
Cary Luskin	59,423	2.54%
Ronald A. Seff, M.D.	77,469	3.31%
James B. Huff	17,243	0.74%
Bryan Knepper(1)	66,852	2.86%
Ira F. Bormel	0	--
Ronald Lazarus	44,458	1.90%
All directors and executive officers as a group (7 persons)(1)	375,847	16.07%

(1)	Includes 25,000 shares Mr. Knepper has the right to acquire through the exercise of stock options.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and each person who owns more than 10% of the Company’s Shares, file with the SEC an initial report of beneficial ownership and subsequent reports of changes in beneficial ownership of the Shares. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to us, all of these reporting persons complied with the Section 16(a) filing requirements applicable to them with respect to transactions during the fiscal year ended March 31, 2012, except for the report on Form 3, filed by a director, Ira Bormel, and reporting no ownership, which was filed after the deadline, due to clerical error.

Executive Compensation

Introduction

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during the fiscal year ended March 31, 2012 as well as two of the Company’s most highly compensated employees whose total compensation during the fiscal year exceeded $100,000 (listed in the Summary Compensation Table below), are referred to as the “named executive officers.”

Summary Compensation Table

The following table sets forth information regarding the total compensation paid or earned by the named executive officers as compensation for their services in all capacities during the fiscal years ended March 31, 2012 and 2011.

Name and Principal Position (a)	Year (b)	Base Salary $ (c)	Bonus $ (d)	Stock Awards $ (e)	Option Awards $(1) (f)	All Other Compensation $ (i)		Total $ (j)
Harvey B. Grossblatt,	2012	353,917	0	0	26,400	62,449	(2)	442,766
President and CEO	2011	353,917	0	0	0	70,477	(2)	424,394
James B. Huff,	2012	162,855	0	0	17,600	24,154	(3)	204,609
Secretary/Treasurer/CFO	2011	185,935	0	0	0	16,947	(3)	202,882
Bryan Knepper	2012	200,117	0	0	17,600	43,634	(4)	261,351
Director of Strategic Planning	2011	221,294	0	0	0	37,456	(4)	258,750
Ronald Lazarus,	2012	220,000	0	0	17,600	37,518	(5)	275,118
President/USI Electric, Inc.	2011	220,000	0	0	0	34,732	(5)	254,732

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(1)	The amounts shown on the “Option Awards” column reflect the compensation cost related to stock option awards included in the Company’s financial statements for the relevant fiscal year, computed in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”. For a discussion of valuation assumptions, see the Company’s Annual Report for the year ended March 31, 2012. While these amounts are deductible for federal income tax purposes, for financial statement purposes, these amounts are charged to additional paid-in capital.
(2)	All other compensation for Mr. Grossblatt for 2012 and 2011, respectively, includes employer 401(k) contributions of $31,800 and $31,185, medical reimbursement and health insurance premiums of $24,658 and $31,685, group life and disability premiums of $5,139 and $6,755, and auto lease value of $852 and $852.
(3)	All other compensation for Mr. Huff for 2012 and 2011, respectively, includes employer match of 401(k) contributions of $7,401 and $7,108, group life and disability premiums of $8,103 and $4,964, and auto lease value or reimbursement allowance of $8,650 and $4,875.
(4)	All other compensation for Mr. Knepper for 2012 and 2011, includes employer match of 401(k) contributions of $8,717 and $6,370, medical reimbursement and health insurance premiums of $13,684 and $17,091, group life and disability premiums of $5,551 and $5,995, and auto reimbursement allowances of $15,682 and $8,000.
(5)	All other compensation for Mr. Lazarus for 2012 and 2011 respectively, includes employer match of 401(k) contributions of $8,800 and $8,800, medical reimbursement and health insurance premiums of $12,922 and $12,296, group life and disability premiums of $3,796 and $1,636, and auto reimbursement allowances of $12,000 and $12,000

.

Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth, for each of the executive officers named in the Summary Compensation Table, information with respect to unexercised options as of the Company’s fiscal year ended March 31, 2012:

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (1) (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Harvey B. Grossblatt	0	15,000	5.51	12/13/2013
James B. Huff	0	10,000	5.51	12/13/2013
Bryan Knepper	25,000	0	3.25	12/13/2013
	0	10,000	5.51	3/17/2014
Ronald Lazarus	0	10,000	5.51	12/13/2013

401(k) Plan

The Company has a defined contribution profit sharing plan covering eligible employees. The Plan is voluntary with respect to participation and is subject to the provisions of ERISA. The plan provides for participant contributions of up to 25% of annual compensation, as defined by the plan. The Company contributes an amount equal to a match of the first three percent (3%) contributed by the employee plus fifty percent (50%) of the next two percent (2%) contributed by the employee with a maximum contribution of four percent (4%). The Company may contribute an additional amount from its profits as authorized by the Board of Directors. The Company made no additional contributions in 2012. Participants in the plan are immediately vested in their and the Company’s contributions, plus actual earnings thereon. The Company’s 2012 contributions to the plan on behalf of named executive officers are included in the “All Other Compensation” column in the “Summary Compensation Table” above.

Executive Employment Agreements

The Chief Executive Officer’s compensation is governed largely by his employment agreement with the Company, originally effective April 1, 2002, as amended. The current employment agreement expires on July 31, 2013. The employment agreement currently provides that Mr. Grossblatt’s base annual salary beginning July 18, 2005 was $300,000, increased to $325,000 on August 1, 2006, and increasing to $350,000 on August 1, 2007. Additionally, Mr. Grossblatt is entitled to bonus compensation for each fiscal year of the Company in which the Company earned pre-tax net income in such fiscal year in excess of a percentage, pre-determined by the Board, of shareholders’ equity as of the start of the fiscal year (which was 4% for the fiscal years ended March 31 2011 and 2012), as follows: 3% of all (after the 4% threshold) pre-tax net income up to $1 million, 4% of pre-tax net income from $1-$2 million, 5% of pre-tax net income from $2-$3 million, 6% of pre-tax net income from $3-$4 million, 7% of pre-tax net income over $4 million. Mr. Grossblatt is also entitled to life, health and disability insurance benefits, medical reimbursement, automobile allowance, and Company paid retirement plan contributions.

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If the Employment Agreement is not renewed by the Company or is terminated by Mr. Grossblatt for good reason, Mr. Grossblatt is entitled to receive his compensation through any balance of the employment term plus a lump sum payment equal to his last 12 months base salary and bonus, health benefits for three years, and an additional lump sum payment payable on each of the first three anniversaries of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company.

If Mr. Grossblatt’s employment is terminated following or in anticipation of a “change of control” of the Company, Mr. Grossblatt will be entitled to receive a lump sum payment equal to his base salary for the balance of the Employment Agreement’s term and the amount of Mr. Grossblatt’s last bonus plus three times Mr. Grossblatt’s last 12 months base salary and bonus. In addition, Mr. Grossblatt is entitled to receive health benefits for three years, and an additional lump sum payment payable on the anniversary of the termination equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company. Furthermore, Mr. Grossblatt will receive an amount equal to three times his base salary for the last 12 months and the amount of his last bonus, limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s death, Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the Employment Agreement’s term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on behalf of Mr. Grossblatt. In addition, Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of death, or the cash equivalent thereof.

If the Employment Agreement is terminated by the Company due to Mr. Grossblatt’s disability, Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt. In addition, Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits and a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

The Employment Agreement generally prohibits Mr. Grossblatt from competing with the Company during the term and during any subsequent period during which he receives compensation from the Company.

Potential Payments upon Termination or Change in Control

The table below shows the estimated incremental value transfer to Harvey B. Grossblatt, the only named executive officer who is contractually entitled to compensation upon termination or a change in control, under various scenarios relating to a termination of employment. Please refer to the discussion titled “Executive Employment Agreements”, above, in this Executive Compensation Section for a description of the circumstances that would trigger payments and benefits upon termination or a change in control. The tables below assume that such termination occurred on March 31, 2012, the last day of the Company’s 2012 fiscal year. The Company’s stock price on the last business day of its 2012 fiscal year was $5.38. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any other benefits that are available to employees generally.

	Non Renewal		Resignation for Good Reason		Termination Following Change in Control (1)		Death		Disability
Severance	$471,888	(2)	$471,888	(2)	$1,179,712	(5)	-		$77,917	(8)
Health Benefits	$73,974	(3)	$73,974	(3)	$73,974	(3)	$73,974	(7)	$73,974	(9)
401(k) Contribution	$29,400	(4)	$29,400	(4)	$29,400	(4)	$9,800	(4)	$29,400	(4)
Tax gross up	—		$281,202		$645,838		—		—

(1)	Limited to 2.99 times Mr. Grossblatt’s average annual taxable compensation from the Company which is included in his gross income for the five taxable years of the Company ending before the date on which the change of control occurs.
(2)	Lump sum payment equal to Mr. Grossblatt’s last 12 months base salary and bonus.

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(3)	The aggregate of the health benefits for the first three years following the termination.
(4)	The aggregate of the respective annual lump sum payments, payable on each of the first three anniversaries of the termination, equal to the 401(k) plan contribution the Company would have made on behalf of the Company had Mr. Grossblatt remained employed by the Company.
(5)	Lump sum payment equal to Mr. Grossblatt’s annual base salary for the balance of the employment period and last bonus, plus three times Mr. Grossblatt’s last 12 months base salary and bonus.
(6)	Mr. Grossblatt’s estate is entitled to receive a lump sum payment equal to his base salary for the greater of the balance of the employment term or one year, reduced by any individual life insurance benefits the premiums for which are paid for by the Company, plus the amount of his last bonus and the amount of the Company’s last 401(k) plan contribution made on his behalf.
(7)	Mr. Grossblatt’s estate is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the employment term or three years following the date of death, or the cash equivalent thereof.
(8)	Mr. Grossblatt is entitled to the continuation of the payment of his base salary for the balance of the term, reduced by any group or individual disability income insurance benefits the premiums for which are paid for by the Company and Social Security disability benefits paid to Mr. Grossblatt.
(9)	Mr. Grossblatt is entitled to the health insurance and medical reimbursement benefits for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.
(10)	Mr. Grossblatt is entitled to a payment equal to the 401(k) plan contribution the Company would have made on behalf of the Company had he remained employed by the Company, for the longer of the balance of the term or three years following the date of disability, or the cash equivalent thereof.

Equity Compensation Plan Information

The following table provides information, as of March 31, 2012, with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which Shares are authorized for issuance. The weighted-average exercise price does not include restricted stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	97,000	$5.51	23,000-
Equity compensation plans not approved by security holders	25,000	$3.25	-0-
Total	122,000	$5.05	23,000

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries. The Audit Committee has discussed with Grant Thornton LLP, the independent auditors for the Company for the fiscal year ended March 31, 2012, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

Based on the foregoing review and discussions, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee
Ira F. Bormel, Chairman
Ronald A. Seff, M.D.
Cary Luskin

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Authorization for Appointment of Auditors

Selection of Auditors

Grant Thornton LLP has served as the Company’s independent public accountants since 1999 and is expected to be retained by the Audit Committee of the Board of Directors to be the Company’s independent auditors for the 2013 fiscal year. Representatives of Grant Thornton LLP are expected to be present at the meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Board Recommendation

The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year. The affirmative vote of holders of a majority of the all of the votes cast at a meeting at which a quorum is present is needed to approve the proposal. Consequently, abstentions and broker non-votes with respect to Shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the result of the vote although they will be considered present for purposes of determining the presence of a quorum.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by Grant Thornton LLP (the “Auditor”) during the fiscal years ended March 31, 2012 and 2011:

Audit Fees. Audit fees include fees paid by the Company to the Auditor in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by the Auditor that are closely related to the audit and in many cases could only be provided by the Auditor. Such services include consents related to Securities and Exchange Commission and other regulatory filings. The aggregate fees for audit services rendered to the Company for the years ended March 31, 2012 and 2011 totaled $177,875 and $177,500, respectively.

Audit Related Fees. Audit related services include due diligence services related to accounting consultations, internal control reviews and employee benefit plan audits. There were no audit related services provided in either year.

Tax Fees. Tax fees include corporate tax compliance, advisory and planning services. The aggregate fees billed to the Company by the Auditor for the tax related services rendered to the Company for the years ended March 31, 2012 and 2011 totaled $0 and $0, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

Other Matters

The Board of Directors is not aware of any other matter which may be presented for action at the 2012 Annual Meeting of Shareholders, but should any other matter requiring a vote of the shareholders arise at the 2012 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy.

The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. Officers and directors may also solicit proxies.

As a matter of policy, the Company will accord confidentiality to the votes of individual shareholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Company and will determine whether or not a quorum is present. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain Shares to vote on a particular matter, those Shares will not be considered as present and entitled to vote with respect to that matter.

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Any shareholder desiring to present a proposal at the 2013 Annual Meeting of Shareholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, in time to be received by April 19, 2013. In addition, if a shareholder desires to bring business (including director nominations) before the 2013 Annual Meeting of Shareholders that is not the subject of a proposal timely submitted for inclusion in the Company’s Proxy Statement, written notice of such business, as currently prescribed in the Company’s Bylaws, must be received by the Company’s Secretary between March 20, 2013 and April 19, 2013. For additional requirements, a shareholder should refer to Article I, Section 8 of the Company’s Bylaws, “Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals,” a copy of which may be obtained from the Company’s Secretary or from the Company’s SEC filings. If the Company does not receive timely notice pursuant to the Bylaws, the nomination or proposal will be excluded from consideration at the meeting.

The persons designated by the Company to vote proxies given by shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2013 proxy statement with respect to which the Company has received written notice no later than July 3, 2013 that a shareholder (i) intends to present such matter at the 2013 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the Shares required to approve the matter. If a shareholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2013 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

Shareholders who do not plan to attend the Annual Meeting are urged to vote by telephone or to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

By Order of the Board of Directors,

JAMES B. HUFF
Secretary

Owings Mills, Maryland

August 17, 2012

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2012, TO EACH SHAREHOLDER WHO FORWARDS A WRITTEN REQUEST TO THE SECRETARY, UNIVERSAL SECURITY INSTRUMENTS, INC., 11407 CRONHILL DRIVE, SUITE A, OWINGS MILLS, MARYLAND 21117.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

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Appendix A

Universal Security Instruments, Inc.

Audit Committee Charter

Purpose

The role of the Audit Committee (the “Committee”) is to oversee:

•	Management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting, and its systems of internal controls;

•	The performance and qualifications of the independent auditor (including the independent auditor’s independence);

•	The performance of the Company’s internal audit function; and

•	The Company’s compliance with legal and regulatory requirements.

Consistent with this oversight function, the Committee shall authorize investigations into any matters within the Committee’s responsibilities and, in doing so, the Committee shall have full access to the Company’s records, employees, and independent auditor (with or without the presence of management).

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain legal, accounting or other advisors for advice and assistance. The Company shall pay the costs of retaining any advisors selected by the Committee.

The Committee shall meet at least four times each year or more frequently as circumstances dictate. The Committee shall meet with the Company’s independent auditor at least quarterly, and shall meet with the Company’s Chief Financial Officer (“CFO”) at least annually or more frequently as circumstances dictate.

The Committee shall review and reassess the adequacy of this Charter at least annually. Any proposed changes shall be submitted to the Company’s Board of Directors (the “Board”) for its approval. The Committee shall annually evaluate the processes, activities and effectiveness of the Committee, including the composition, expertise, and availability of the Committee members.

Structure and Member Qualifications

The members of the Committee shall be annually appointed by the Board, and may be replaced by the Board according to the Company’s Bylaws.

The Committee shall have at least three members and shall consist solely of “independent” Directors, consistent with the listing standards of the American Stock Exchange and applicable legal requirements.

The membership of the Committee shall have the following qualifications:

•	Each member of the Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.

•	At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

•	If the Board determines, at least one member shall qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”).

A-1

The Board will assess and determine the qualifications of the Committee members set forth in this Charter.

The Board shall select the Audit Committee Chair. If a Chair is not designated or present, a Chair may be designated by a majority vote of the Committee members present.

Responsibilities and Duties

The Committee recognizes that the Company’s management is responsible for the completeness and accuracy of the Company’s financial statements and disclosures and for maintaining effective internal controls. The Committee also recognizes that the independent auditor is responsible for auditing the Company’s financial statements. Accordingly, management and the independent auditor have more knowledge and more detailed information about the Company than do Committee members and the Committee’s primary responsibility is oversight. In carrying out its oversight responsibilities, the Committee will be relying, in part, on the expertise of management and the independent auditor.

The Committee shall be responsible for the appointment, compensation, removal, and oversight of the work of the independent auditor. The independent auditors shall report directly to the Committee and the Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

To fulfill this oversight responsibility, the Committee should receive reports from management and the independent auditor, as appropriate, to fulfill the following duties and responsibilities (which, to the extent permitted by applicable regulation, may be delegated to one or more members of the Committee):

Risk Assessment

•	Assess the Company’s risk management process and the adequacy of the overall control environment, including controls in selected areas representing financial reporting, disclosure and compliance.

•	Assess any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

•	Assess the annual scope and plans of the independent auditors.

Financial Reporting and Disclosure

•	Review and discuss with management and the independent auditor the annual audited and quarterly financial statements, related footnotes, disclosures made in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the Company’s quarterly and annual SEC filings, the opinion of the independent auditor with respect to the audited financial statements, and the results of the independent auditor’s quarterly review of the financial statements.

•	Review and discuss with management and the independent auditor any significant events, transactions, changes in accounting estimates, changes in important accounting principles and their application, and any major issues as to the adequacy of internal controls affecting the quality of the Company’s financial reporting.

•	Review, in conjunction with its review of the quarterly and annual reports, the process for the Chief Executive Officer (“CEO”) and CFO certifications with respect to the financial statements and the Company’s disclosure and internal controls.

•	Evaluate all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data.

•	Review and discuss with management any proposed public release of earnings information, as well as financial information provided to analysts and rating agencies.

A-2

Independent Auditor Oversight Responsibilities

•	Based upon a report from the independent auditor at least annually, review (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any recent inquiry or investigation by governmental or professional authorities respecting one or more independent audits carried out by the firm and (c) any steps taken to address any such issues.

•	Ensure that the independent auditor submits, on a periodic basis, a formal written statement delineating all relationships between the independent auditor and the Company, as required by the Independence Standards Board, Standard No. 1; discuss the statement with the independent auditor and evaluate the relationships and services that may affect the auditor’s objectivity and independence; take appropriate action to satisfy itself of the auditor’s independence.

•	Review matters related to the conduct of the annual audit, which are required to be communicated by AICPA Statement of Auditing Standards 61 and other generally accepted auditing standards.

•	Conduct the annual discussion with the independent auditor on the quality and acceptability of the Company’s accounting principles and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the potential impact of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

•	Review the independent auditor’s management letter.

•	Review with the independent auditor any audit problems or difficulties and management’s response.

•	Approve in advance all audit and non-audit services to be provided by, and all fees to be paid to, the independent auditor or devise policies delegating pre-approval authority to one or more members of the Committee.

Ethical, Legal and Regulatory Compliance Matters

•	Assess the Company’s processes regarding compliance with applicable laws, regulations and any code of business ethics adopted by the Board, including those matters that could have a significant impact on the financial statements, compliance with policies, reports from regulators and the provisions of any such code of business ethics applicable to the CEO and the Company’s senior financial officers as defined by the SEC rules.

•	Assess the Committee’s procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review reports and disclosures of significant conflicts of interest and related-party transactions.

Reports

The Committee shall report to the Board with respect to its activities as promptly as practicable following each meeting of the Committee. The Committee shall report to shareholders in the Company’s proxy statement for its annual meeting, whether the Committee has satisfied its responsibilities under this Charter.

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2012 VOTING PROXY

UNIVERSAL SECURITY INSTRUMENTS, INC.

11407 Cronhill Drive, Suite A

Owings Mills, Maryland 21117

This Proxy is Solicited on Behalf of the Board of Directors of Universal Security Instruments, Inc. The undersigned hereby appoints Harvey B. Grossblatt as proxy, with the power of substitution, to vote as designated below all of the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hilton Pikesville, 1726 Reisterstown Road, Pikesville, Maryland, on Thursday, October 11, 2012 at 8:30 a.m., prevailing local time, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting, with all powers possessed by the undersigned if personally present at the meeting.

1.	Election of Directors:	To elect one (1) director (Ronald A. Seff, M.D.) for a three (3) year term ending at the Annual Meeting of Shareholders to be held in 2015 and until his respective successor is duly elected and qualified.

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY to vote
(except as marked to the contrary)	for all nominees listed below

Ronald A. Seff, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), check or mark the box above “For all nominees listed below” and strike a line through the name of the nominee(s) above in respect of whom authority is to be withheld.

2.	To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2013 fiscal year.

☐ For                                   ☐ Against                             ☐ Abstain

3.             In his/their discretion, the proxy/proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of all nominees and in the discretion of the proxy or proxies upon any other business which properly comes before the meeting.

Please sign exactly as your name appears on the Notice Regarding Availability of Proxy Materials you previously received by mail. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THE CARD TO US AT THE ADDRESS SPECIFIED BELOW.

DATED: ____________________, 2012 Signature______________________________________ DATED: ____________________, 2012 Signature_____________________________________

PRINT CONTROL NUMBER, NAME AND ADDRESS (as shown on the Notice Regarding Availability of Proxy Materials you previously received by mail).

_____________________________________________

____________________________________________

____________________________________________

____________________________________________

To vote by proxy, mark, sign and date this 2012 Voting Proxy and return it to us at:
Corporate Secretary
Universal Security Instruments, Inc.
11407 Cronhill Drive, Suite A
Owings Mills, Maryland 21117

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at http://www.usiannualmeeting. com

UNIVERSAL SECURITY INSTRUMENTS, INC.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on October 11, 2012.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of Annual Meeting of Shareholders, Proxy Statement, 2012 Voting Proxy, 2012 Annual Report and any other Annual Meeting materials are available at http://www.usiannualmeeting.com.

The 2012 Annual Meeting of Shareholders of Universal Security Instruments, Inc. (the “Company”) will be held at the Hilton Pikesville, 1726 Reisterstown Road, Pikesville, Maryland, on Thursday, October 11, 2012 at 8:30 a.m., local time, for the following purposes:

1.	To elect one director to serve until the Annual Meeting of Shareholders to be held in 2015 and until his successor is dully elected and qualified;
2.	To authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the fiscal year ending March 31, 2013.
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors recommends voting FOR the nominee for Directors, and FOR the selection of auditors.

To vote in person, you must attend the Annual Meeting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 20, 2012 to facilitate timely delivery.

To request a paper copy of these materials for the 2012 Annual Meeting of Shareholders and/or for all future meetings, please do one of the following (you must reference your Shareholder Control Number listed on the label above your name):

•	Call our toll free number 1-800-390-4321, Extension 211.
•	Send your request by e-mail to usiannualmeeting@universalsecurity.com
•	Request a copy at http://www.usiannualmeeting.com.

TO VOTE YOU MUST ACCESS YOUR PROXY MATERIALS AT http://www.usiannualmeeting.com. HAVE THIS CARD IN HAND WHEN YOU ACCESS THE WEBSITE.